Exhibit 99.1

MONI ANNOUNCES EXCLUSIVE, LONG-TERM AGREEMENT TO LICENSE THE ICONIC BRINKS HOME SECURITY BRAND

MONI and LiveWatch to be rebranded as BRINKS Home Security

February 26, 2018 (DALLAS, TX) - MONI Smart Security, a subsidiary of Ascent Capital Group, Inc. (“Ascent”) (Nasdaq: ASCMA), today announced an exclusive, long-term, trademark licensing agreement with The Brink’s Company (NYSE: BCO), which will result in a complete rebranding of MONI and LiveWatch as BRINKS Home Security.

“A strong brand is critical in the new era of the smart-home,” said Jeff Gardner, MONI’s President and CEO. “Through this agreement with BRINKS, we will go to market with the #2 nationally recognized home security brand that symbolizes strength, security and, most importantly, trust. The BRINKS name provides us with a more dynamic growth profile and strengthens MONI’s position as a leader in the growing smart-home security market. This is truly an exciting opportunity for our dealers, customers, employees and investors.”

“For over 150 years, BRINKS has been synonymous with trust, safety and security. Our agreement with MONI brings our iconic brand back to the forefront in the home security market in a way that is mutually beneficial for both companies and provides consumers with a single, compelling source for their home security needs,” said Doug Pertz, CEO of The Brink’s Company.

Under the terms of the agreement, MONI will have exclusive use of the BRINKS and BRINKS Home Security trademarks related to the residential smart home and home security categories in the U.S and Canada. MONI will pay Brink’s customary licensing fees and minimum and growth-based royalties that will increase overtime as the BRINKS Home Security brand is reintroduced. MONI expects to pay first-year royalties of approximately $5 million. The agreement provides for an initial term of seven years and, subject to certain conditions, allows for subsequent renewal periods whereby MONI can extend the agreement beyond 20 years.

The rollout of the BRINKS Home Security brand is expected to be complete in the second quarter of 2018. For more information, please visit brinkshomesecurity.com.

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Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies and the anticipated benefits of the trademark licensing agreement with The Brink’s Company and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, competitive issues, general market and economic conditions and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and MONI expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in MONI’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of MONI, including the most recent Forms 10-K and 10-Q for additional information about MONI and about the risks and uncertainties related to MONI’s business which may affect the statements made in this press release.

About MONI

MONI is a subsidiary of Ascent Capital Group, Inc. (NASDAQ: ASCMA), and is one of the largest home security alarm monitoring companies in the U.S. Headquartered in the Dallas-Fort Worth area, MONI secures approximately one million residential customers and commercial client accounts with monitored home and business security system services. The company is supported by the nation’s largest network of independent Authorized Dealers, providing products and support to customers in the U.S., Canada and Puerto Rico. MONI was named the “Connected Home Security Company of the Year” in 2016 and “Connected Home Automation Company of the Year” in 2017 by IoT Breakthrough, an independent organization that recognizes excellence in Internet of Things technologies.

To learn more about MONI and the full suite of smart, personalized home security solutions available, visit www.mymoni.com. Click here for licensing information.

About The Brink’s Company

The Brink’s Company (NYSE:BCO) is the global leader in cash management, secure logistics and security solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), international transportation of valuables, and payment services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serve customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Contact:

Investors:
Erica Bartsch
Sloane & Company
Tel: 212-446-1875
E-mail: ebartsch@sloanepr.com

Media:
Sherry Sutton
MONI Smart Security
Tel: 972-243-7443, ext. 73661
E-mail: ssutton@mymoni.com